Exhibit 1.01

Conflict Minerals Report

I.                            Introduction

This Conflict Minerals Report (the “Report”) of Digi International Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2020 to December 31, 2020.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products that contain the minerals specified in the Rule, which are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a leading provider of machine-to-machine networking hardware and solutions that enable the connection, monitoring and control of local or remote physical assets by electronic means. These networking products and solutions can connect communication hardware to a physical asset, convey information about the asset’s status and performance to a computer system and then use that information to improve or automate one or more processes. As described in this Report, certain of the products we manufacture or contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2020 as the “covered products.” The covered products are hardware products that generally include: embedded modules, gateways, adapter cards and device and terminal servers. Neither the software nor the services we sold to customers during calendar year 2020 are considered covered products as these products contain no conflict minerals.

Covered products contain components we purchased from third parties that use tin, tantalum, tungsten and/or gold. We do not source these conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.                       Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals. This inquiry was reasonably designed and conducted in good faith to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products. We asked direct suppliers who provide us with materials and components for our covered products that might contain a conflict mineral to make a reasonable determination if raw materials, consumables or purchased components they provide to us contain conflict minerals. Where appropriate, we also asked direct suppliers to make similar inquiries among their direct suppliers to further inform their responses to our request. We asked these suppliers to complete a supply chain compliance questionnaire based on the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”) reflecting our position on the supply chain.

We received statements or responses from 100% of the direct suppliers who supply us with materials or components that we believe may contain conflict minerals, which represents greater than 75% of our supply chain spend during the applicable calendar year. We reviewed the statements and responses we received for completeness and consistency of answers and, as appropriate, certain suppliers were asked to provide corrections and clarifications.

III.                  Design and Performance of Due Diligence Measures

Our due diligence measures have been designed to conform in all material respects to the five-step framework in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

To address the first-step of the OECD Guidance, we have established strong company management systems by adopting a policy relating to conflict minerals that incorporates the OECD Guidance. The policy is found at the following url: www.digi.com/aboutus/environment/conflictminerals. This policy has also been communicated directly to our direct suppliers.

We have advanced the second step of the OECD Guidance related to identifying risks in our supply chain by analyzing the responses from our suppliers. Certain responses from our direct suppliers pursuant to the RCOI process described above contained names of smelters and refiners who processed conflict minerals contained in our products. We reviewed the locations of these smelters and refiners in light of the covered countries and compared them against the conflict-free compliant smelter/refiner list of the RMI.

The results of our due diligence were reviewed with members of our senior management team and summarized for our Board of Directors to enable us to design a strategy to respond to risks in our supply chain.

This Report is also publicly available on our website at the address identified above to meet the final step of the OECD Guidance to report annually on our supply chain due diligence.

IV.                   Product Determination

Many of our hardware products contain materials or components that include one or more of the conflict minerals. Notwithstanding our efforts described above, we have been unable to determine, after exercising due diligence, whether our hardware products are DRC conflict-free. We are therefore not able to determine whether these products are conflict-free. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our products originated in the covered countries, although we have been unable to confirm the sourcing status of these minerals for each of the smelters and refiners listed below in Schedule A.

V.                        Product Description

Our suppliers also provided us with the names of approximately 308 smelters/refiners, along with the smelter/refiner facility location, that our direct suppliers have identified as processing the necessary conflict minerals in our hardware products. These smelters/refiners are listed on Schedule A. Of these smelters/refiners, approximately 238 have been identified as conformant and approximately 6 were reported to be active in the process of conforming to the assessment protocols of the Responsible Minerals Assurance Process (“RMAP”) as of April 1, 2021.  The remaining smelters/refiners were not defined as either conformant or active by the RMI as of the same date. The sourcing status for each of those smelters/refiners is unknown. While our suppliers identified smelters/refiners they have utilized in the production of components, in many cases they were unable to confirm whether any particular smelter/refiner was actually used in the production of components provided to us.

VI.                   Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct

2

suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. Accordingly, we will continue to encourage our direct suppliers to improve their own due diligence programs as well as encourage smelters/refiners in the supply chain to engage with or conform to the assessment protocols of the RMAP or another independent, third-party audit program. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.              Independent Private Sector Audit

Not required for calendar year 2020.

3

Schedule A
to Conflict Minerals Report

Metal	Name	Location of Facility
Gold	L’Orfebre S.A.	ANDORRA
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Tony Goetz NV	BELGIUM
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Marsam Metals	BRAZIL
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECHIA
Gold	SAAMP	FRANCE
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY

Metal	Name	Location of Facility
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Bangalore Refinery	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	T.C.A S.p.A	ITALY
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	Safimet S.p.A	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Metal	Name	Location of Facility
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Caridad	MEXICO
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Morris and Watson	NEW ZEALAND
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Sudan Gold Refinery	SUDAN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Precinox S.A.	SWITZERLAND

Metal	Name	Location of Facility
Gold	Valcambi S.A.	SWITZERLAND
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	African Gold Refinery	UGANDA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Metal	Name	Location of Facility
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	PRG Dooel	NORTH MACEDONIA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL

Metal	Name	Location of Facility
Tin	Super Ligas	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Metallo Spain S.L.U.	SPAIN

Metal	Name	Location of Facility
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA

Metal	Name	Location of Facility
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM